As filed with the Securities and Exchange Commission on February 9, 2023
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
Under
The Securities Act of 1933

Mineralys Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	84-1966887
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
150 N. Radnor Chester Road, Suite F200
Radnor, PA 19087
(888) 378-6240
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jon Congleton
Chief Executive Officer
Mineralys Therapeutics, Inc.
150 N. Radnor Chester Road, Suite F200
Radnor, PA 19087
(888) 378-6240
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Cheston J. Larson Matthew T. Bush Latham & Watkins LLP 12670 High Bluff Drive San Diego, California 92130 (858) 523-5400	Adam Levy Chief Financial Officer and Chief Business Officer Mineralys Therapeutics, Inc. 150 N. Radnor Chester Road, Suite F200 Radnor, PA 19087 (888) 378-6240	Ilir Mujalovic Shearman & Sterling LLP 559 Lexington Avenue New York, NY 10022 (212) 848-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  (File No. 333-269282)
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
This Registration Statement on Form S-1 (this “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of increasing the aggregate number of shares of common stock offered by Mineralys Therapeutics, Inc. (the “Registrant”) by 2,300,000 shares, 300,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table (Exhibit 107) filed as an exhibit to the Registration Statement on Form S-1, as amended (File No. 333-269282) (the “Prior Registration Statement”). The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.
The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Exhibit Index

Exhibit Number	Description of Exhibit

5.1	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement on February 2, 2023)

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Prior Registration Statement filed on January 18, 2023)

107	Filing Fee Table

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, State of Pennsylvania, on this 9th day of February, 2023.

MINERALYS THERAPEUTICS, INC.

By:	/s/ Jon Congleton
Jon Congleton
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Jon Congleton	Chief Executive Officer (principal executive officer)	February 9, 2023
Jon Congleton

/s/ Adam Levy	Chief Financial Officer (principal financial and accounting officer)	February 9, 2023
Adam Levy

*	Executive Chairman	February 9, 2023
Brian Taylor Slingsby, M.D., Ph.D., M.P.H.

*	Director	February 9, 2023
Srinivas Akkaraju, M.D., Ph.D.

*	Director	February 9, 2023
Alexander Asam, Ph.D.

*	Director	February 9, 2023
Derek DiRocco, Ph.D.

*	Director	February 9, 2023
Olivier Litzka, Ph.D.

*	Director	February 9, 2023
Takeshi Takahashi, M.B.A.

*By:	/s/ Jon Congleton
Jon Congleton
Attorney-in-fact